                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-3962, Form S-8 No. 333-3824, Form S-8 No. 333-3826 and Form
S-8 No. 333-33879) of Preferred Networks, Inc. (now known as PNI Technologies, Inc.) and in the related Prospectuses of our reports dated April 15, 1999, except for Note E and Note G as to which the date is March 28, 2000, with respect to the 1998 consolidated financial statements and schedule of PNI Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                          /s/ ERNST & YOUNG LLP

Atlanta, Georgia
April 13, 2001